Exhibit 99.1

Revolution Medicines Reports Fourth Quarter and Year-End 2020 Financial Results and Update on Corporate Progress

Advanced and Expanded Portfolio of RAS(ON) Inhibitors; Two Assets Entered IND-Enabling Development

Continued Progress in Development of RAS Companion Inhibitors to Support Targeted Combination Therapies

Strengthened Balance Sheet – Completed Financing Raising $281 Million in Net Proceeds

REDWOOD CITY, CA – March 2, 2021 – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage precision oncology company focused on developing targeted therapies to inhibit frontier targets in RAS-addicted cancers, today announced its financial results for the fourth quarter and year ended December 31, 2020, and provided a corporate update.

“Revolution Medicines has achieved multiple significant milestones, furthering the company’s position as a leading precision oncology company dedicated to the development of innovative targeted medicines and treatment regimens to address significant unmet needs for patients with RAS-addicted cancers,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines.

“Our exceptional team delivered two pioneering RAS(ON) inhibitor development candidates into IND-enabling development, RMC-6291 and RMC-6236. RMC-6291 targets the oncogenic KRASG12C(ON) variant through a highly differentiated anti-tumor profile. RMC-6236 uniquely targets numerous RAS(ON) variants responsible for many cancers. We believe these two development candidates hold great promise for potential use in treating patients with a diverse range of RAS-addicted cancers, and we are actively advancing both toward the clinic.

“The company has also made great progress with our RAS Companion Inhibitor portfolio. Our most advanced candidate RMC-4630, a SHP2 inhibitor, is being evaluated in multiple studies to position it as a backbone for targeted combination therapies. We received FDA clearance to begin clinical evaluation of RMC-5552, a potent mTORC1-selective inhibitor, and plan to initiate a monotherapy dose-escalation study imminently. Additionally, we have advanced RMC-5845, our potent, selective, oral inhibitor of SOS1, a major switch in the cycling of RAS(OFF) to RAS(ON), into IND-enabling development.

“To support our expanded and advancing pipeline of development programs, Revolution Medicines recently completed an upsized financing, raising net proceeds of $281 million. We have made tremendous progress as a company and believe that our cohesive portfolio of innovative clinical and preclinical assets will permit rational, mechanism-based combinations and position Revolution Medicines to fulfill our mission.”

R&D Highlights

RAS(ON) Inhibitors – Revolution Medicines continues maturing its first-in-class RAS(ON) platform, introducing an expansive collection of tri-complex inhibitors targeting diverse oncogenic RAS variants through highly differentiated chemical and pharmacologic profiles.

•	Pioneering RAS(ON) assets, RMC-6291 (KRASG12C) and RMC-6236 (RASMULTI), enter IND-enabling development

•

RMC-6291 is a first-in-class, potent, oral and selective tri-complex inhibitor of KRASG12C(ON) and NRASG12C(ON) that has demonstrated deep and sustained anti-tumor activity in preclinical lung cancer models driven by a KRASG12C mutation. The company expects to submit an investigational new drug application (IND) for RMC-6291 in the first half of 2022.

•

RMC-6236 is a first-in-class, potent, oral RAS-selective tri-complex, RASMULTI(ON) inhibitor that has demonstrated pronounced anti-tumor activity in preclinical models of human lung, colorectal and pancreatic cancers caused by multiple RAS variants for which no targeted treatment is currently available. The company expects to submit an IND for RMC-6236 in the first half of 2022.

•

Continued expansion of other RAS(ON) inhibitor programs – Revolution Medicines continues to progress an expanding portfolio of potent, cell-active RAS(ON) inhibitors with the potential to target RAS variants driving the vast majority of RAS-addicted cancers. In particular, the company’s KRASG12D- and KRASG13C-selective programs continue to advance in lead optimization. The company expects to nominate a third development candidate from its RAS(ON) inhibitor portfolio in the second half of 2021.

RAS Companion Inhibitors – Revolution Medicines continues to advance and expand multiple clinical studies both as monotherapy and in targeted drug combinations designed to achieve maximum clinical benefit.

•

RMC-4630 (SHP2 Inhibitor) – RMC-4630 is a potent, oral, selective inhibitor of the SHP2 protein, a central node in the RAS signaling pathway. Its development is being advanced in partnership with, and is primarily funded by, Sanofi.

•

RMC-4630 monotherapy has shown initial clinical anti-tumor activity in multiple cancer genotypes. The company has initiated an expansion cohort at the single agent recommended Phase 2 dose and schedule (RP2DS). The company expects to disclose a safety data set from the dose escalation portion of this trial in the first half of 2021.

•

RMC-4630 in combination with cobimetinib (Cotellic®) has shown initial clinical activity in patients with colorectal cancer driven by KRAS mutations. The company has initiated expansion cohorts evaluating patients with KRASMUTANT colorectal cancer at the RP2DS for this combination. The company expects preliminary safety and clinical activity data from this expansion study in 2022.

•	Studies evaluating RMC-4630 in combination with multiple inhibitors continue and are expanding.

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Dosing and enrollment continue in the Amgen-sponsored Phase 1 study of RMC-4630 in combination with Amgen’s KRASG12C(OFF) inhibitor, AMG 510, or sotorasib. The company expects a RP2DS will be reached in the first half of 2021 with preliminary activity data in the second half of 2021.

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Dosing and enrollment continue in the Sanofi-sponsored Phase 1 study of RMC-4630 in combination with the PD-1 inhibitor, pembrozilumab (Keytruda®). The company expects a RP2DS will be reached for this combination in the first half of 2021.

•

Dosing and enrollment continue in the Phase 1 study of RMC-4630 in combination with the EGFR inhibitor, osimertinib (Tagrisso®). The company expects initial tolerability and pharmacokinetic (PK) data from this combination in the second half of 2021.

•	Announced a clinical collaboration agreement with AstraZeneca to study RMC-4630 in combination with an emerging asset targeting KRASG12C from AstraZeneca’s portfolio.

•	RMC-5552 (mTORC1/4EBP1 Inhibitor) – RMC-5552 is a potent mTORC1- selective inhibitor.

•

Received FDA clearance and initiation of clinical sites for Phase 1 monotherapy dose-escalation study is underway. The company expects to begin dosing patients with monotherapy in the first half of 2021 with initial safety, PK and single agent activity data expected in 2022.

•	The company intends to evaluate RMC-5552 in combination therapies with RAS inhibitors for patients with cancers harboring RAS/mTOR signaling co-mutations.

•	RMC-5845 (SOS1 Inhibitor) – RMC-5845 is a potent, selective, oral inhibitor of SOS1, a major switch in the cycling of RAS(OFF) to RAS(ON).

•	The company intends to evaluate RMC-5845 for treatment of certain genetically defined RAS-dependent cancers.

•	Recently advanced into IND-enabling development. The company expects to submit an IND in the second half of 2021.

Corporate Highlights

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Completed upsized financing to strengthen balance sheet and support advancement of expanding pipeline – The company completed a public offering of common stock in February 2021, raising net proceeds of $281 million. The company plans to use these proceeds to advance the company’s wholly-owned assets into clinical development.

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Sanofi collaboration continues to make progress – The company’s funded collaboration with Sanofi for the clinical development of RMC-4630 continues to advance RMC-4630 as a backbone of combination therapy in RAS-addicted cancers.

Fourth Quarter and Full Year 2020 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $440.7 million as of December 31, 2020, compared to $122.8 million as of December 31, 2019. The increase was primarily due to proceeds from the company’s initial public offering in February 2020 and follow-on equity public offering in July 2020. Proceeds from the recently completed offering are not included in the December 31, 2020 cash, cash equivalents and marketable securities balance.

Revenue: Total revenue, consisting of revenue from the company’s collaboration agreement with Sanofi, was $8.8 million for the quarter ended December 31, 2020, compared to $12.1 million for the quarter ended December 31, 2019. Total revenue was $43.0 million for the year ended December 31, 2020, compared to $50.0 million for the year ended December 31, 2019. The decrease was due to lower reimbursed research and development services for RMC-4630 resulting from lower manufacturing costs. During the quarter and year ended December 31, 2019, the company incurred upfront manufacturing costs related to the supply of RMC-4630 for our clinical trials.

R&D Expenses: Research and development expenses were $37.0 million for the quarter ended December 31, 2020, compared to $27.5 million for the quarter ended December 31, 2019. Research and development expenses were $132.3 million for the year ended December 31, 2020, compared to $91.8 million for the year ended December 31, 2019. The increase was primarily due to an increase in research expenses associated with the company’s pre-clinical research portfolio, an increase in personnel-related expenses related to additional headcount, and an increase in stock-based compensation, partially offset by lower costs related to RMC-4630.

G&A Expenses: General and administrative expenses were $5.8 million for the quarter ended December 31, 2020, compared to $4.2 million for the quarter ended December 31, 2019. General and administrative expenses were $21.4 million for the year ended December 31, 2020, compared to $12.4 million for the year ended December 31, 2019. The increase was primarily due to an increase in expenses associated with operating as a public company, an increase in personnel-related expenses related to additional headcount, and an increase in stock-based compensation.

Net Loss: Net loss was $34.2 million for the quarter ended December 31, 2020, compared to net loss of $14.6 million for the quarter ended December 31, 2019. Net loss was $108.2 million for the year ended December 31, 2020, compared to net loss of $47.7 million for the year ended December 31, 2019.

2021 Financial Guidance

Revolution Medicines expects full year 2021 GAAP net loss to be between $170 million and $190 million, which includes estimated non-cash stock-based compensation expense of $20 million to $25 million.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage precision oncology company focused on developing novel targeted therapies to inhibit high-value frontier targets in RAS-addicted cancers. The company possesses sophisticated structure-based drug discovery capabilities built upon deep chemical biology and cancer pharmacology know-how and innovative, proprietary technologies that enable the creation of small molecules tailored to unconventional binding sites.

The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. RAS(ON) Inhibitors in development include RMC-6291, RMC-6236, and a pipeline of research compounds targeting additional RAS variants. RAS Companion Inhibitors in development include RMC-4630, RMC-5552, and RMC-5845.

Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co. Tagrisso® is a registered trademark of the AstraZeneca group of companies. Cotellic® is a registered trademark of Genentech, Inc. (a member of the Roche Group).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding Revolution Medicines’ development plans and timelines and its ability to advance its portfolio and R&D pipeline; dosing and enrollment in the company’s clinical trials and the tolerability and potential efficacy of the company’s candidates being studied; the ability of the company’s therapies to inhibit frontier targets in RAS-addicted cancers; the company’s plans to advance the IND-enabling development of RMC-6291, RMC-6236 and RMC-5845; results from the company’s single-agent and combination studies of RMC-4630; the company’s plans to study RMC-5552 as a monotherapy and in combination with RAS inhibitors; the growth and scope of the company’s RAS(ON) Inhibitor platform; the potential advantages and effectiveness of the company’s preclinical candidates, including its RAS(ON) Inhibitors; the company’s plans to nominate a third development candidate from its family of RAS(ON) Inhibitors; and the company’s plans to release data related to its RAS Companion Inhibitors. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause our development programs, future results, performance or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on our business of the worldwide COVID-19 pandemic. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2021, and its future periodic reports to be filed with the Securities and Exchange Commission. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Contacts:

For Investors:

Vida Strategic Partners

Stephanie Diaz

415-675-7401

sdiaz@vidasp.com

For Media:

Vida Strategic Partners

Tim Brons

415-675-7402

tbrons@vidasp.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Collaboration revenue, related party	$8,751	$12,088	$42,983	$50,041

Total revenue	8,751	12,088	42,983	50,041
Operating expenses:
Research and development	37,006	27,490	132,252	91,755
General and administrative	5,825	4,162	21,428	12,406

Total operating expenses	42,831	31,652	153,680	104,161

Loss from operations	(34,080)	(19,564)	(110,697)	(54,120)
Other income, net:
Interest income	252	618	2,238	2,189
Interest and other expense	(14)	(23)	(71)	(106)

Total other income, net	238	595	2,167	2,083

Loss before income taxes	(33,842)	(18,969)	(108,530)	(52,037)

Benefit from (provision for) income taxes	(362)	4,373	371	4,373

Net loss	$(34,204)	$(14,596)	$(108,159)	$(47,664)

Redeemable convertible preferred stock dividends - undeclared and cumulative	—	(4,251)	(2,219)	(14,238)

Net loss attributable to common stockholders	$(34,204)	$(18,847)	$(110,378)	$(61,902)

Net loss per share attributable to common stockholders - basic and diluted	$(0.52)	$(6.48)	$(2.01)	$(22.33)

Weighted-average common shares used to compute net loss per share, basic and diluted	66,319,926	2,907,201	54,874,119	2,772,589

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	December 31,	December 31,
	2020	2019
Cash, cash equivalents and marketable securities	$440,741	$122,758
Working capital (1)	406,946	90,929
Total assets	567,401	220,529
Deferred revenue	20,592	31,851
Total liabilities	92,725	67,994
Redeemable convertible preferred stock	—	305,109
Total stockholders’ equity (deficit)	474,676	(152,574)

(1)	Working capital is defined as current assets less current liabilities.